As filed with the Securities and Exchange Commission on September 30, 1996

                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                          ROFIN-SINAR TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)



           Delaware                                           38-3306461
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                                45701 Mast Street
                               Plymouth, MI 48170
                    (Address of Principal Executive Offices)

                          Rofin-Sinar Technologies Inc.
                           1996 Equity Incentive Plan
                                       and
                          Rofin-Sinar Technologies Inc.
                     1996 Non-Employee Directors' Stock Plan
                            (Full title of the plans)
                            -------------------------



                                   Derek Heins
                          Rofin-Sinar Technologies Inc.
                                45701 Mast Street
                               Plymouth, MI 48170
                     (Name and address of agent for service)


                                 (313) 455-5400
          (Telephone number, including area code, of agent for service)


                            -------------------------


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
               Title of                       Amount           Proposed Maximum      Proposed Maximum        Amount of
           Securities to be                    to be          Offering Price Per         Aggregate          Registration
              Registered                    Registered             Share(*)          Offering Price(*)          Fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock                                 1,600,000             $9.50                $15,200,000           $5,241.38
par value $.01 per share
===========================================================================================================================

   * The price shown is the average of the high and low prices of the Common Stock on the Nasdaq National Market consolidated reporting system on September 25, in accordance with Rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.


================================================================================

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*





























- --------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents are incorporated by reference in this Registration Statement:

                  (a) the prospectus included in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-09539); and

                  (b) the description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 000-21377) for registration of such common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company permits indemnification of its directors and officers to the maximum extent permitted by Delaware law, as the same may be amended from time to time.

                  The Company has in effect a directors and officers liability insurance policy indemnifying the directors and officers of the Company for certain liabilities incurred by them, including liabilities under the Securities Act. The Company pays the entire premium of this policy.

                  The Company's Certificate of Incorporation contains a provision that eliminates the personal liability of directors of the Company for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

                  Pursuant to the Underwriting Agreement between the Company and the Underwriters included as Exhibit 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539), the officers and directors of the Company are indemnified by the Underwriters against certain civil liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

                  3.1 Certificate of Incorporation of the Registrant and Form of Certificate of Amendment thereto (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))
                  3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))
                  4.1 Rofin-Sinar Technologies Inc. 1996 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))

                  4.2      Rofin-Sinar Technologies Inc. 1996 Non-Employee
                           Directors' Stock Plan (incorporated by reference to
                           Exhibit 10.13 to the Registrant's Registration
                           Statement on Form S-1 (File No. 333-09539))
                  5.1      Opinion of Shearman & Sterling as to the legality of
                           common stock being registered
                  23.1     Consent of KPMG Peat Marwick LLP, independent
                           certified public accountants
                  23.2     Consent of Shearman & Sterling (included in Exhibit
                           5.1)
                  24       Powers of Attorney (included on signature page)

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of September, 1996.


                               ROFIN-SINAR TECHNOLOGIES INC.


                               By: /s/ Peter Wirth
                                   ____________________________________________
                                   Name:  Peter Wirth
                                   Title: Chairman of the Board of Directors
                                          Chief Executive Officer and President




                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Peter Wirth his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities indicated on September 30, 1996.



              Signature                             Title
              ---------                             -----


 /s/ Peter Wirth                      Chairman of the Board of Directors, Chief
___________________________________   Executive Officer and President
            Peter Wirth



 /s/ Hinrich Martinen                 Executive Vice President, Research and
___________________________________   Development/Operations, Chief Technical
          Hinrich Martinen            Officer and Director


 /s/ Gunther Braun                    Executive Vice President, Finance and
___________________________________   Administration, Chief Financial Officer,
           Gunther Braun              and Director

                                  Exhibit Index



Exhibit No.                              Description of Document


3.1 Certificate of Incorporation of the Registrant and Form of Certificate of Amendment thereto (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))

3.2        By-laws of the Registrant (incorporated by reference to Exhibit
           3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))

4.1 Rofin-Sinar Technologies Inc. 1996 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))

4.2 Rofin-Sinar Technologies Inc. 1996 Non-Employee Directors' Stock Plan (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (File No. 333-09539))

5.1 Opinion of Shearman & Sterling as to the legality of common stock being registered

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants

23.2       Consent of Shearman & Sterling (included in Exhibit 5.1)

24.1       Power of Attorney (included on signature page)